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                                                                      EXHIBIT 10

                          RESTRICTED SHARES AGREEMENT

         THIS RESTRICTED SHARES AGREEMENT is made and entered into as of August 5, 1995, by and between H&R BLOCK, INC., a Missouri corporation ("Block") and RICHARD H. BROWN ("Brown").

         WHEREAS, the parties hereto are parties to an Executive Employment Agreement dated July 29, 1995 (the "Executive Employment Agreement"), pursuant to which Brown is employed by Block (or a subsidiary of Block) to serve as President and Chief Executive Officer of Block effective on August 5, 1995 (the "Employment Date"); and

         WHEREAS, pursuant to Section 1.03(c)(i) of the Executive Employment Agreement, Brown is to receive from Block an award of 46,370 "Restricted Shares" (as such term is defined in such Plan) under Block's 1993 Long-Term Executive Compensation Plan, such award having been first approved by the Compensation Committee of the Board of Directors, the administrator under such Plan; and

         WHEREAS, the parties desire to define the terms and conditions of the Restricted Shares award in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and the Executive Employment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Block and Brown, the parties agree as follows:

         1.      Issuance of Shares; Forfeiture or Redelivery of Shares.

         (a) As of August 5, 1995, Block shall issue 46,370 Restricted Shares (the "Shares") to Brown and Brown shall redeliver the certificate or certificates representing the Shares to Block, duly endorsed in blank for transfer. The Shares shall be held by Block and shall be subject to forfeiture by or redelivery to Brown in the manner provided below.

         (b) Except as provided in Section 1(g) below, on the date Brown ceases for whatever reason to be a full-time and active employee of Block or any subsidiary of Block (a "Block Employee"), all Shares held on such date by Block shall be forfeited by Brown and Brown hereby authorizes Block and its stock transfer agent to cause the delivery, transfer and conveyance of such Shares to Block. Thereafter, this Agreement shall terminate and Block and Brown shall, except as provided in Section 3(b) below, have no further rights or obligations hereunder.

         (c) If Brown continuously remains a Block Employee between the Employment Date and January 1, 1996, inclusive, Block shall promptly thereafter redeliver to Brown 18,153 of the Shares then held by Block and, for purposes of
Section 1(b) above, as of said



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January 1, 1996, such Shares shall no longer be considered to be held by Block.

         (d) If Brown continuously remains a Block Employee between the Employment Date and August 5, 1996, inclusive, Block shall promptly thereafter redeliver to Brown 9,405 of the Shares then held by Block and, for purposes of
Section 1(b) above, as of said August 5, 1996, such Shares shall no longer be considered to be held by Block.

         (e) If Brown continuously remains a Block Employee between the Employment Date and August 5, 1997, inclusive, Block shall promptly thereafter redeliver to Brown 9,406 of the Shares then held by Block and, for purposes of
Section 1(b) above, as of said August 5, 1997, such Shares shall no longer be considered to be held by Block.

         (f) If Brown continuously remains a Block Employee between the Employment Date and August 5, 1998, inclusive, Block shall promptly thereafter redeliver to Brown 9,406 of the Shares then held by Block and, for purposes of
Section 1(b) above, as of said August 5, 1998, such Shares shall no longer be considered to be held by Block. Upon completion of any such redelivery, this Agreement shall terminate and Block and Brown shall, except as provided in
Section 3(b) below, have no further rights or obligations hereunder.

         (g) If Brown ceases to be a Block Employee and Section 1.06(c) of the Executive Employment Agreement applies, all restrictions (except those that may apply pursuant to Section 3(b) below) on any of the Shares then held by Block shall terminate and Block shall promptly thereafter redeliver to Brown all of the Shares then held by Block. Upon completion of any such redelivery, this Agreement shall terminate and Block and Brown shall, except as provided in
Section 3(b) below, have no further rights or obligations hereunder.

         2.      Dividends and Voting Rights.      During the time that Block
continues to hold any Shares subject hereunder to forfeiture by (and redelivery to) Brown, Brown shall be entitled to receive any dividends paid with respect to such Shares and Brown shall be entitled to vote such Shares on any matters submitted by Block to its shareholders.

         3.      Transfer Restrictions.

         (a) During the period that Shares are held by Block hereunder for redelivery to Brown, such Shares and the rights and privileges conferred hereby shall not be transferred, assigned, pledged, hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt, contrary to the terms hereof,

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to transfer, assign, pledge, hypothecate, or otherwise so dispose of such
Shares or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment, or similar process upon such Shares or the rights and privileges hereby granted, then and in any such event this Agreement and the rights and privileges hereby granted shall, except as provided in
Section 3(b) below, immediately terminate. Immediately after such termination, such Shares shall be forfeited by Brown and Brown hereby authorizes Block and its stock transfer agent to cause the delivery, transfer and conveyance of such Shares to Block.

         (b) If at any time counsel for Block determines that qualification of the Shares under any state or federal securities law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the transfer of such Shares (including a sale, assignment, pledge, grant of a security interest in respect of, attachment, or disposal of the Shares in any manner, by operation of law or otherwise) or offer to transfer such Shares, Brown shall not transfer or offer to transfer such Shares, in whole or in part, and any such attempted transfer or offer to transfer will be void and of no effect, unless and until such qualification, consent, or approval shall have been effected or obtained free of any conditions such counsel deems unacceptable.

         (c) This Section 3 shall survive any termination of this Agreement and shall be applicable to any Shares redelivered to Brown under Subsections 1(c), 1(d), 1(e), 1(f) and 1(g) above.

         4. Legend. The certificate or certificates representing the Shares shall contain the following restrictive transfer legend:

         "THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF
         STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE 1993 LONG-TERM EXECUTIVE COMPENSATION PLAN OF H&R BLOCK, INC. AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND H&R BLOCK, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE WITH THE SECRETARY OF H&R BLOCK, INC."

         5. Brown's Acknowledgement and Acceptance. Brown acknowledges receipt of a copy of the 1993 Long-Term Executive Compensation Plan, a copy of which is attached hereto as Exhibit A and incorporated herein, and represents that he is familiar with the terms thereof. Brown hereby accepts the Shares subject to all of the terms and provisions of this Agreement and in such Plan.

         6.      Miscellaneous.   This Agreement shall inure to the benefit of
and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri. The section headings here-


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in are for convenience only and shall not be considered in construing this
Agreement. No amendment, supplement, or waiver to this Agreement is valid or binding unless in writing and signed by both parties. Failure of Block or Brown to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such terms, covenants, or conditions.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below, but effective as of the date first above written.


H&R BLOCK, INC.




By /s/Henry W. Bloch              Date        9-26-95
  ----------------------               -----------------------
   Henry W. Bloch
   Chairman of the Board





/s/Richard H. Brown               Date        9-27-95
------------------------               -----------------------
Richard H. Brown




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